                                                                   Exhibit 10.19



                                                                   [Date]

[Officer]


Dear                               :
      -----------------------------

This letter supplements the letter agreement between you and the Company dated March 16, 1999, regarding the retention of your services following a change of control of the Company (the "Retention Agreement").

The term "Change of Control," as defined in Section 2(c) of the Retention Agreement, is hereby amended to add a new clause (iv) as follows:

     (iv) James E. Rottsolk is no longer the chief executive officer of the Company due to the appointment by the Board of a new chief executive officer as a result of an executive search.

All defined terms not defined in this letter are used as defined in the Retention Agreement.

Except as specifically modified above, the terms of the Retention Agreement are hereby confirmed in their entirety.

If you agree to this modification to your Retention Agreement, please indicate your agreement by signing where indicated below and returning one copy of this Agreement to the undersigned.

This Agreement is executed and delivered effective as of the date set forth above.

                                       Very truly yours,
                                       Cray Inc.




                                       -------------------------------------
                                       (Authorized Officer)



Accepted and agreed to as of
the date first set forth above.



--------------------------------------------------
[Officer]